EXHIBIT 23.3

                      Consent of PricewaterhouseCoopersLLP,

                          Certified Public Accountants,

                               dated May 15, 2000

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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the inclusion in this registration statement on Form S-11 of our report dated March 20, 2000 on our audit of the financial statements of Brighton Gardens by Marriott, Orland Park, Illinois (An Unincorporated Division of Marriott Senior Living Services, Inc.). We also consent to the reference to our Firm under the caption "Experts".


/s/ PricewaterhouseCoopersLLP
PricewaterhouseCoopersLLP

Orlando, Florida
May 15, 2000



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